Nutrastar International, Inc. Announces Full Year 2014 Results

Harbin, China, March 30, 2015 -- Nutrastar International Inc. (OTCQB: NUIN; "Nutrastar" or the "Company"), a leading producer and supplier of premium branded consumer products, including commercially cultivated Cordyceps Militaris (“Cordyceps”), functional health beverages and organic and specialty foods, today announced its results for the full year ended December 31, 2014.

Financial Highlights for the Full Year Ended December 31, 2014

  Net revenue was $43.33 million, as compared to $43.35 million in full year 2013.
  Gross profit was $34.01 million, representing a gross margin of 78.5%.
  Net income was $22.72 million, representing a net margin of 52.4%.
  Basic and diluted EPS were $1.34 and $1.28, respectively, with 16.83 million basic shares and 17.70 million diluted shares outstanding.

Management Commentary

Ms. Lianyun Han, CEO of Nutrastar, commented, “Over the past few years, we have worked hard at expanding product offerings, increasing revenue and creating opportunities through product development and capacity expansion. Although revenue for 2014 came in slightly under our estimates, it was a successful year nonetheless marked by the expansion and realignment of our product offerings in order to better position ourselves to meet current and future market demand. For the full year 2014, we operated at full production capacity and with the benefit of these economies of scale, our gross margins improved to 78.5%, up from 77.8% in the prior year. We also experienced a sales increase of approximately 10% or $3.36 million in our core premium consumer product Cordyceps, which includes sales of our new soluble, on-the-go Cordyceps powder solution. As expected, due to the strategic product realignment implemented in early 2014, sales growth of our core Cordyceps product segment was partially offset by $3.47 million decrease in sales of our beverages product line, resulting in year-over-year flat revenue growth.”

Ms. Han continued, “Currently, we expect to continue operating at full production capacity and thus anticipate minimum year-over-year revenue growth in the current year. Since demand for our premium Cordyceps Militaris consumer products remains robust in our current markets, we will begin to evaluate avenues for future capacity expansion this year.

One of our 2015 priorities will be exploring opportunities and securing the export of our products to markets abroad. Since receiving initial export approval from China’s Ministry of Commerce as Foreign Trade Operator, we have been conducting and prototyping new product formats for select international markets such as South Korea and Hong Kong. We plan to evaluate and test our on-the-go soluble Cordyceps powder solution to determine its potential receptivity and viability in the U.S. market, and explore strategic packaging and distribution partners that will be integral to our international exportation approval and expansion efforts. It is our current intention to complete market testing, secure packaging and international distribution partners in 2015 and begin generating international sales revenue in 2016. We believe the international path is a vital part of the Company’s future growth plan and we are committed to ensuring it happens as soon as possible beginning with our powder solution. We will keep the public apprised as initiatives progress.

In closing, we believe 2015, despite our flat revenue growth expectations, will be a significant year that sets the stage for increased and sustained growth for the Company going forward. On behalf of the entire Nutrastar team, we would like to thank our shareholders and supporters for their continued patience and support for our Company and belief in our unique value proposition within the growing consumer product market. We look forward to sharing in our successes moving forward.”

Outlook for the Year Ending December 31, 2015

Based on management’s current expectations, full year 2015 revenue should be in the range of $43 million to $45 million.

Request for Call with Management

Investors are invited to request a call with Nutrastar’s management team. For those investors who are interested in speaking with management, please contact American Capital Ventures at +1-305-918-7000 to schedule.

For more information regarding Nutrastar’s financial performance during the full year ended December 31, 2014, please refer to the Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about March 30, 2015.

About Nutrastar International Inc.

Nutrastar is a China based leading producer and supplier of premium branded consumer products including commercially cultivated Cordyceps Militaris, functional health beverages as well as specialty and organic foods. Cordyceps Militaris is one of the most highly regarded herbal nutrients in Traditional Chinese Medicine. The Company is headquartered in Harbin, capital of Heilongjiang Province, with 336 employees, including 21 in R&D, and 149 in sales and marketing. The products of Nutrastar are sold throughout China via a sales and distribution network that covers more than 10 provinces. More information may be found at http://www.nutrastarintl.com/ or e-mail: ir@nutrastarintl.com

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Safe Harbor Statement

This news release contains “forward-looking statements” relating to the business of Nutrastar International Inc., its subsidiaries and other affiliate companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the Company with the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, the Company does not assume a duty to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:

Richard Hull
American Capital Ventures
Tel: +1-305-918-7000
Email: rh@amcapventures.com

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(AMOUNTS EXPRESSED IN US DOLLARS)

	Year Ended December 31,
	2014	2013

REVENUE	$43,328,218	$43,348,989

Cost of goods sold	(9,315,526)	(9,633,349)

GROSS PROFIT	34,012,692	33,715,640

Selling expenses	(1,467,320)	(1,848,488)
General and administrative expenses
	(2,376,873)	(3,216,459)
Gain on re-measurement of accrued staff fringe and social benefits	-	934,855

Income from operations	30,168,499	29,585,548

Other income (expenses):
Interest income	399,696	324,145
Foreign exchange differences	(10,765)	64,653
Change in fair value of warrants	-	173
Other income	32,558	8,073
Total other income (expenses)	421,489	397,044

Income before income taxes	30,589,988	29,982,592

Provision for income taxes	(7,870,214)	(7,812,222)

NET INCOME	22,719,774	22,170,370

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustments	(324,662)	3,109,485

COMPREHENSIVE INCOME	$22,395,112	$25,279,855

Earnings per share
Basic	$1.34	$1.38
Diluted	$1.28	$1.30

Weighted average number of shares outstanding
Basic	16,827,010	15,949,537
Diluted	17,699,589	17,089,460

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS EXPRESSED IN US DOLLARS)

	December 31,
	2014	2013

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$126,542,564	$102,599,186
Accounts receivable	93,066	56,922
Inventories	635,409	691,847
Prepayments and other receivables	1,489,800	1,300,012
Total current assets	128,760,839	104,647,967
OTHER ASSETS
Intangible assets, net	613,315	1,107,737
Property, plant and equipment, net	14,424,942	15,481,249

Total assets	$143,799,096	$121,236,953

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Other payables and accruals	$990,290	$1,167,957
Taxes payable	2,748,583	2,879,172
Due to a related party	511,054	265,223
Preferred stock dividend payable	690,662	738,903
Total current liabilities	4,940,589	5,051,255
Total liabilities	4,940,589	5,051,255
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred Stock, $0.001 par value, 1,000,000 shares authorized, 77,776 shares and 110,066 shares issued and outstanding, respectively; aggregate liquidation preference amount: $2,177,728 and $3,081,848, plus accrued but unpaid dividend of $690,662 and $738,903, at December 31, 2014 and 2013, respectively	1,773,772	2,510,183

Common stock, $0.001 par value, 190,000,000 shares authorized, 16,953,541 shares issued and 16,909,986 shares outstanding at December 31, 2014; 16,421,161 shares issued and 16,377,606 shares outstanding at December 31, 2013	16,954	16,422
Additional paid-in capital	21,122,372	19,934,551
Statutory reserves	4,989,033	4,983,935
Treasury stock, at cost, 43,555 shares as of December 31, 2014 and 2013	(78,767)	(78,767)
Retained earnings	102,783,308	80,242,877
Accumulated other comprehensive income	8,251,835	8,576,497
Total stockholders' equity	138,858,507	116,185,698

Total liabilities and stockholders' equity	$143,799,096	$121,236,953

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(AMOUNTS EXPRESSED IN US DOLLARS)

	Year Ended December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$22,719,774	$22,170,370
Adjustments to reconcile net income to cash provided by operating activities:
Change in fair value of warrants	-	(173)
Depreciation and amortization	1,485,039	1,473,496
Share-based compensation expense	137,085	801,396
IR unregistered stock compensation expense	92,371	17,804
(Increase) decrease in assets:
Accounts receivable	(36,209)	26,676
Inventories	53,730	298,548
Prepayments and other receivables	(193,731)	61,626
Increase (decrease) in liabilities:
Other payables and accruals	(173,184)	-
Advance from related party	237,956	(351,591)
Taxes payable	(119,724)	(191,162)
Net cash provided by operating activities	24,203,107	24,306,990

CASH FLOWS FROM FINANCING ACTIVITIES:
Advance from related party	16,637	46,173
Net cash provided by financing activities	16,637	46,173

Foreign currency translation adjustment	(276,366)	2,719,490

INCREASE IN CASH AND CASH EQUIVALENTS	23,943,378	27,072,653
CASH AND CASH EQUIVALENTS, at the beginning of the period	102,599,186	75,526,533

CASH AND CASH EQUIVALENTS, at the end of the period	$126,542,564	$102,599,186

NON-CASH TRANSACTIONS
Preferred stock and dividend converted into common stock	$958,897	$86,279
Preferred stock dividend payable	174,245	229,513
Share-based payment to officers and directors under equity incentive plan	137,085	801,396
Share-based payment – IR unregistered stock compensation expense	92,371	17,804
SUPPLEMENTAL DISCLOSURE INFORMATION
Income taxes paid	$7,970,444	$7,683,689